Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	For: Contact:	Whitehall Jewellers, Inc. John R. Desjardins Executive Vice President - TX: 312/762-9751

WHITEHALL JEWELLERS ANNOUNCES TERMINATION OF CHIEF FINANCIAL OFFICER AND
COMMENTS ON RELEASE OF FINANCIAL RESULTS

     CHICAGO, Illinois, December 11, 2003 — Whitehall Jewellers, Inc. (NYSE: JWL) announced today that, as a result of its ongoing internal investigation relating to the Capital Factors, Inc. lawsuit and related investigations by the SEC and United States Attorney for the Eastern District of New York, the Board of Directors has notified Jon Browne, who has been on leave as Chief Financial Officer, that his employment has been terminated. John Desjardins will continue to serve as Chief Financial Officer on an interim basis. The Company continues to cooperate with the SEC and the United States Attorney in connection with their investigations.

     In light of the developments in the ongoing internal and external investigations, the Company will not release its financial results for the recently completed fiscal quarter ended October 31, 2003 until it files its quarterly report on Form 10-Q for such quarter with the SEC, due on December 15, 2003. Due to the termination of Jon Browne and the ongoing internal investigation, the Company is unlikely to be able to file the Form 10-Q on that date. In that event, the Company intends to file a Form 12b-25 with the SEC to extend the filing date, with the goal of filing its Form 10-Q by December 22, 2003.

     Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 384 stores in 38 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgment as of the date of this release with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward-looking statements contained in this release: (1) a change in economic conditions or the financial markets which negatively impacts the retail sales environment and reduces discretionary spending on goods such as jewelry; (2) reduced levels of mall traffic caused by economic or other factors; (3) our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (5) the high degree of fourth quarter seasonality of our business; (6) the extent and success of our marketing and promotional programs; (7) personnel costs and the extent to which we are able to retain and attract key personnel; (8) the effects of competition; (9) the availability and cost of consumer credit; (10) relationships with suppliers; (11) our ability to maintain adequate information systems capacity and infrastructure; (12) our leverage and cost of funds and changes in interest rates that may increase such costs; (13) our ability to maintain adequate loss prevention measures; (14) fluctuations in raw material prices, including diamond, gem and gold prices; (15) developments relating to the Capital Factors litigation and the related SEC and U.S. Attorney’s office investigations, including the impact of such developments on our financial statements and relationships with our lenders; (16) regulation affecting the industry generally, including regulation of marketing practices; (17) the successful integration of acquired locations and assets into our existing operations; and (18) the risk factors identified from time to time in our filings with the SEC.

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